INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This Intellectual Property Purchase Agreement (“Agreement”) is entered into effective the  6th

day of February   2019 (“Effective Date”), by and between LONE STAR GOLD, INC., a

Nevada corporation (“Purchaser”), and Good Hemp Living, LLC, a Colorado limited liability company (“Seller”). Purchaser and Seller agree as follows:

RECITALS:

I.

Seller is the owner of the entire right, title, and interest in the “Good Hemp” trademark, serial number 87498193, more particularly described in Exhibit A hereto (the “Trademark Rights”), which is the trade name for a hemp-derived CBD-infused line of consumer beverages.

II.

Subject to the terms and conditions of this Agreement, Purchaser wishes to purchase the Trademark Rights from Seller, and all related intellectual property rights from the Seller, and Seller wishes to sell, transfer, and convey such rights to Purchaser.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and a symbolic exchange of specie, acknowledges as adequate, the parties hereto hereby agree as follows:

PARTICULARS

1.

PURCHASE OF THE TRADEMARK RIGHTS AND RELATED INTELLECTUAL PROPERTY

Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, convey, and assign the Trademark Rights to Purchaser pursuant to the form of Assignment Agreement attached hereto as Exhibit B, and Seller shall sell, transfer, convey, and assign all related trade secrets, technology, know-how, procedures and/or methodologies in the possession or under the control of the Seller related to the Trademark Rights pursuant to the form of Assignment Agreement attached hereto as Exhibit C, in consideration of Seller’ receipt, on the closing date (the “Closing”), of the consideration set forth below.

2.

DELIVERY AND PAYMENT

2.1

At the Closing, Purchaser will deliver to Seller the consideration described in Section 2.3 below.

2.2

At the Closing, Seller agrees to execute and deliver to Purchaser the executed assignment agreements required by Section 1.

2.3

Payment: The consideration for the sale of Trademark Rights and any associated trade secrets, technology, know-how, procedures and/or methodologies in the possession or under the control of the Seller and associated therewith shall be the delivery to Seller by Purchaser

12,000,000 (Twelve Million) Shares of Preferred Series “A” stock of Buyer, unencumbered and without restriction except for those required by the Securities Act of 1933, as amended. It is understood and agreed that in lieu of a transfer of shares to Seller, Seller may designate how and to whom the shares shall be registered and delivered, and Buyer will comply with such designations so long as such shareholders are “accredited investors” and are not “bad actors” as defined by Rules 501 and 506 of Regulation D or other relevant law.

2.4

Closing: Subject to the terms and conditions of this Agreement, Purchaser and Seller will use commercially reasonable efforts to complete the purchase and sale of the Trademark Rights contemplated herein as soon as practicable and not more than 10 days from the date hereof barring exigencies beyond the control of the parties.

3.

TRANSFER OF TRADEMARKS; GRANT OF LICENSE

3.1

Trademark and IP Assignment: Seller hereby sells, assigns, transfers and conveys to

Purchaser all right, title and interest it has in and to the Trademark Rights and all inventions and discoveries related thereto, including without limitation, all rights and trade secrets related to the hemp-derived CBD-infused line of consumer beverages of Seller, all rights of Seller under any assignment agreement regarding the Trademark Rights, and all rights of Seller to collect royalties for such Trademark Rights.

3.2

Assignment of Causes of Action: Seller hereby sells, assigns, transfers and conveys to

Purchaser all right, title and interest it has in and to all causes of action and enforcement rights, whether currently pending, filed, or otherwise, for the Trademark Rights and all inventions and discoveries related thereto, including without limitation all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Trademark Rights.

4.

SELLER’S REPRESENTATIONS AND WARRANTIES Seller hereby represent and warrant to the Purchaser as follows:

4.1

Authority: Seller is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Seller has the full power and authority and has obtained all third-party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Trademark Rights to Purchaser.

4.2

Title and Contest: Seller owns all right, title, and interest to the Trademark Rights,

including, without limitation, all right, title, and interest to sue for infringement. Seller has done all things required by law and practice to apply for the trademark(s) and patent(s) in connection with Trademark Rights and Patents Rights, and its ownership of the rights involved and the ability to have a patent and any claims thereunder granted is free and clear of all liens, claims, mortgages, security interests or other encumbrances, and restrictions. There are no actions, suits, investigations, claims, or proceedings threatened, pending, or in progress relating in any way to the Trademark Rights. There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Trademark Rights.

4.3

Restrictions on Rights: Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Trademark Rights by virtue of any action or undertaking by Seller.

4.4

Conduct: Neither Seller or its agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Trademarks or Patents or hinder their enforcement, including, without limitation, misrepresenting the Trademarks or Patents to a standard-setting organization.

4.5

Enforcement: Seller has not put a third party on notice of actual or potential infringement of any of the Trademarks Rights. Seller has not invited any third party to enter into a license of the Trademarks Rights.

4.6

Patent Office Proceedings: The Trademark Rights are not currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened. The exact status of the Trademark Rights are as shown on Exhibit A hereto.

4.7

Fees: Any fees in connection with the perfection, maintenance, issuance, granting and/or disposition of the patent applied for shall be borne by Purchaser.

5.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Purchaser hereby represents and warrants to Seller that Purchaser is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; and the Purchaser has the full power and authority and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the purchase of the Trademark Rights from Seller. In particular, Purchaser’s Board of Directors, with full authority and in full compliance with Purchasers articles of incorporation, bylaws and any other agreements or instruments which may obtain, has adopted a resolution specifically approving the execution and implementation of this agreement in strict accordance with its terms.

6.

MISCELLANEOUS

6.1

Non-Competition: Seller agrees that it will not, at any time while Purchaser or any successor of Purchaser is involved in the active exploitation of the Trademark Rights which are the subject of this agreement, for one (1) year from the Closing hereunder, in any manner, direct or indirect, or in any capacity, within the geographic area consisting of the State of Colorado, be involved in any enterprise which deals or attempts to deal in any product designed and or held out to be a hemp-derived CBD-infused line of consumer beverages.

6.2

Compliance with Laws: Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or mandates of any such government.

6.3

Confidentiality of Terms: The Parties hereto will keep the terms of this Agreement confidential and will not now or hereafter divulge any of this information to any third party except:

(a)

with the prior written consent of the other Party;

(b)

as otherwise may be required by law or legal process;

(c)

during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties;

(d)

in confidence to its legal counsel, accountants, banks, and financing sources and their advisors solely in connection with complying with or administering its obligations with respect to this Agreement;

(e)

by Purchaser, to potential purchasers or licensees of the Trademark Rights;

6.4

Notices: All notices given hereunder will be given in writing (in English or with an English translation), and will be delivered to the address set forth on the signature page to this Agreement by personal delivery or delivery postage prepaid by an internationally-recognized express courier service. Notices are deemed given on the date of receipt if delivered personally or by express courier, or if delivery refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Party to be notified. Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change.

6.5

Relationship of Parties: Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the Parties. Neither Party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

6.6

Severability: If any provision of this Agreement is found to be invalid or unenforceable,

then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

6.7

Waiver: Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

6.8

Governing Law: This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Nevada in the United States of America, without reference to its choice of law principles.

6.9

Entire Agreement: The Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. Neither of the

Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.

6.10 Amendments: No amendments or modifications will be effective unless in writing signed by authorized representatives of both Parties.

6.11 Headings: The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

6.12 Severability: Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

6.13 No Rights in Third Parties: The Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any Party), and no action may be commenced or prosecuted against a Party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

6.14 Counterparts: This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

PURCHASER:

SELLER:

LONE STAR GOLD, INC.

GOOD HEMP LIVING, LLC

By:

By:

Name: William Alessi

Name: S. Mark Spoone

Title: CEO

Title: Managing Member

Address: 20311 Chartwell Center Drive

Address: 4833 Front Street

Suite 1469

Suite B405

Cornelius, NC 28031

Castle Rock, CO 80104

EXHIBIT A

DESCRIPTION OF TRADEMARK RIGHTS AND STATUS

SEE BELOW AFTER EXHIBIT C

EXHIBIT B
ASSIGNMENT FORM

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Agreement”) is executed as of February 6th, 2019, by and between Good Hemp Living, LLC, a Colorado limited liability company (“Assignor”), and Lone Star Gold, Inc., a Nevada corporation (“Assignee”).

WHEREAS, Assignor is owner of the “Good Hemp” trademark no. 87498193 (the “IP”); and WHEREAS, Assignee wishes to acquire the entire rights, title, and interest to the IP in perpetuity;

NOW THERFORE, for the payment of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Assignor hereby assigns, grants, bargains, sells, conveys, transfers and sets over unto

Assignee all of the IP and all tangible and intangible assets and intellectual property rights relating to the same, including but not limited to, all registration rights with respect to the IP, all rights to prepare derivative marks or patents, all goodwill and all other rights.

2.

Assignor hereby warrants to Assignee and its successors and assigns that good and marketable title to the IP is hereby conveyed to Assignee, free and clear of all encumbrances, and Assignor agrees with Assignee and its successors and assigns that Assignor will warrant and forever defend such title so conveyed against all claims and contrary demands whatsoever.

3.

Except as otherwise expressly set forth herein, Assignor makes no representation or warranty to Assignee regarding the IP, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose.

4.

Assignor represents and warrants to Assignee:

(a)

Assignor has the right, power and authority to enter into this Agreement;

(b)

Assignor is the owner of the IP;

(c)

The IP is free of any liens, security interests, encumbrances or licenses;

(d)

The IP does not infringe the rights of any person or entity;

(e)

There are no claims, pending or threatened, with respect to Assignor's rights in the IP;

(f)

This Agreement is valid, binding and enforceable in accordance with its terms in all jurisdictions pertaining hereto; and

(g)

Assignor is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

5.

If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect, except as mandated by the ruling.

6.

Assignee agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

7.

This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Nevada.

ASSIGNOR:

GOOD HEMP LIVING, LLC

Name: S. Mark Spoone Title: Managing Member

ASSIGNEE:

LONE STAR GOLD, INC

.

EXHIBIT C
ASSIGNMENT FORM

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Assignment”) is made effective as of February 6th  2019, by and between Good Hemp Living, LLC, a Colorado limited liability company (“Assignor”), and Lone Star Gold, Inc., a Nevada corporation (“Assignee”).

R E C I T A L S

A.

Pursuant to the Intellectual Property Purchase Agreement (the “Purchase Agreement”) dated February ___, 2019, by and between Assignor and Assignee, Seller is

6th

assigning its Trademark Rights (as defined in the Purchase Agreement) to Assignee, and Assignor is assigning all of its rights, title and interest in and to any trade secrets, technology, know-how, formulations, procedures and/or methodologies related to the Trademark Rights, including those related to Seller’s hemp-derived CBD-infused line of consumer beverages  (collectively the “Intangible Assets”).

B.

Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Intangible Assets, and Assignor now desires to enter into this Assignment in order to transfer such rights, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

1.

Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of their rights, title and interest in and to all of the Intangible Assets.

2.

Assignor transfers such Intangible Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

3.

This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Clark County, State of Nevada, for any disputes or controversies arising out of this Assignment.

date first written above.

ASSIGNOR:

Good Hemp Living, LLC

Name: S. Mark Spoone Title: Managing Member

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Word Mark GOOD HEMP

IC 032. US 045 046 048. G & S: Drinking water; Drinking water with vitamins; Drinking waters; Aloe vera drinks; Aromatized beverages based on fruit, protein, cordial, sugar and other fluid nutrients, namely, protein drinks for use as food fillers and not for use as meal replacements; Beauty beverages, namely, fruit juices and energy drinks containing nutritional supplements; Bottled drinking water; Carbonated non-alcoholic drinks; Coffee-flavored soft drinks; Cola drinks; Concentrates and powders used in the preparation of energy drinks and fruit-flavored beverages; Concentrates for making fruit drinks; Concentrates for making soft drinks; Concentrates for use in the preparation of soft drinks; Concentrates used in the preparation of soft drinks; Concentrates, syrups or powders for making soft drinks or tea-flavored beverages; Concentrates, syrups or powders used in the preparation of soft drinks; Concentrates, syrups or powders used in the preparation of sports and energy drinks; Distilled drinking water; Energy drinks; Essences for use in making soft drinks; Frozen fruit drinks; Frozen fruit-based drinks; Fruit drinks; Fruit drinks and fruit juices; Fruit drinks and juices; Fruit flavored drinks; Fruit flavored soft drinks; Fruit flavoured drinks; Fruit flavoured carbonated drinks; Fruit juices and fruit drinks; Fruit-based soft drinks flavored with tea; Guarana drinks; Isotonic drinks; Isotonic non-alcoholic drinks; Low calorie soft drinks; Low-calorie soft drinks; Non-alcoholic drinks, namely, energy shots; Pop; Powders for making soft drinks; Powders used in the preparation of isotonic sports drinks and sports beverages; Powders used in the preparation of soft drinks; Preparations for making beverages, namely, syrups, powders and drink mixes that can be single serve or multi serve; Prepared entrees consisting of fruit drinks and fruit juices, fruit-based beverages, non-alcoholic beverages containing fruit juices, non-alcoholic fruit extracts used in the preparation of beverages, non-alcoholic fruit juice beverages, vegetable juices, vegetable-fruit juices and smoothies; Purified bottled drinking water; Soft drinks; Soft drinks flavored with tea; Soft drinks, namely, sodas; Soft drinks, namely, carbonated and non-carbonated drinks; Sports drinks; Sports drinks containing electrolytes; Sports drinks, namely, energy drinks; Sports drinks, namely, performance drinks; Sports drinks, namely, recovery drinks; Syrup substitutes for making beverages; Syrups for beverages; Syrups for making beverages; Syrups for making fruit-flavored drinks; Syrups for making soft drinks; Syrups used in the preparation of soft drinks; Vegetable drinks; all of the foregoing comprised of hemp seed oil. FIRST USE: 20170700. FIRST USE IN COMMERCE: 20170700

(4) STANDARD CHARACTER MARK

Serial

87498193

Number

Filing Date June 20, 2017

2/5/2019

Trademark Electronic Search System (TESS)

Current

1A

Basis

Original

1B
Filing Basis

Date

Amended to Current Register	February 21, 2018

Registration 5471662 Number

Registration May 15, 2018 Date

Owner

(REGISTRANT) Spoone, Samuel M. INDIVIDUAL UNITED STATES 4833 Front Street, B-405 Castle Rock

COLORADO 80104

Attorney of Liel Hollander Record

Disclaimer NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "HEMP" APART FROM THE MARK AS SHOWN

Type of

TRADEMARK

Mark

Register SUPPLEMENTAL

Live/Dead LIVE Indicator

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Endnotes

Name: William Alessi Title: CEO

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